UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2006

Storm Cat Energy Corporation
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32628	06-1762942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 17th Street, Suite 2310, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 991-5070

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

               As a result of numerous requests from shareholders, Storm Cat Energy Corporation is furnishing the following table summarizing the gross and net acreage of properties in which Storm Cat holds an interest as of August 1, 2006:
Storm Cat Energy Corporation Acreage as of August 1, 2006

Area	Gross Acres	Net Acres

Powder River Basin, WY
Northeast Spotted Horse	6,320	5,790
Jamison	723	651
20 Mile	760	684
Ford Ranch (Focus + Ellbogen/Westbrook Leases)	4,711	3,604
Sheridan (State Lease Sale)	1,521	1,521
Barrett Acquisition	25,200	17,000
Total	39,235	29,250

Fayetteville Shale, AR
Jordan Acquisition	16,166	12,044
Subsequent Lease Purchases	1,631	946
Total	17,797	12,990

Cook Inlet, AK
Donkel Acquision (ADL 389937)	3,751	3,751
Mental Health Trust Leases	11,782	11,782
State Lease Sale Tracts - acreage subject to revision	31,023	31,023
Total	46,556	46,556

Canada
Moose Mountain (SK) - Golden Eagle	235,830	70,749
Elk Valley (BC) - EnCana Drill to Earn (1)	77,775	38,888
Alberta (AB) - Crown Lease Sale (Wetaskiwin) 12/14/05	2,068	2,068
Alberta (AB) - Cessford Farm-In (2)	3,200	2,240
Alberta (AB) - Crown Lease Sale (Redwater) 3/8/06	2,529	2,529
Alberta (AB) - Crown Lease Sale (Wainwright) 4/19/06	3,794	3,794
Alberta (AB) - Crown Lease Sale (Wainwright) 5/3/06	3,795	3,795
Alberta (AB) - Crown Lease Sale (Wetaskiwin) 5/31/06	1,107	1,107
Total	330,098	125,170

Total Gross Acres (1), (2)	433,686	213,966

(1) Net Acres May Be Earned Pursuant to the Drill to Earn Arrangement
(2) Net Acres May Be Earned Pursuant to the Farm-In Arrangement

Limitation of Incorporation by Reference

In accordance with General Instruction B.2. of Form 8-K, the information in this report is furnished pursuant to Item 7.01. and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORM CAT ENERGY CORPORATION

Date: August 21, 2006	By: /s/ Paul Wiesner
Name: Paul Wiesner
Title: Chief Financial Officer